Exhibit 10.3

FORM OF EXECUTION VERSION

SALE AND CONTRIBUTION

AGREEMENT

between

NEW MOUNTAIN FINANCE CORPORATION,

as Seller

and

NEW MOUNTAIN FINANCE DB, L.L.C.,

as Purchaser

Dated as of December 14, 2018

i

ii

This SALE AND CONTRIBUTION AGREEMENT, dated as of December 14, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between NEW MOUNTAIN FINANCE CORPORATION, a Delaware corporation, as seller (in such capacity, the “Seller”) and NEW MOUNTAIN FINANCE DB, L.L.C., a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Effective Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related assets to the Purchaser on the Effective Date and from time to time on each Purchase Date; and

WHEREAS, the Seller desires to sell, transfer, assign and contribute such loans and related contracts to the Purchaser, and the Purchaser desires to purchase, acquire and assume such loans and related contracts from the Seller, all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                     Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, New Mountain Finance Corporation, as servicer and equityholder, the lenders from time to time party thereto, U.S. Bank National Association, as collateral agent and collateral custodian, and Deutsche Bank AG, New York Branch, as facility agent.

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute or otherwise convey the Transferred Assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Eligible Excluded Transfer” means (i) any sale or transfer by the Purchaser of any Warranty Collateral Obligation to the Seller pursuant to Section 6.1 or (ii) any Eligible Transfer of a Collateral Obligation to an Eligible SPV Affiliate.

“Eligible SPV Affiliate” means an Affiliate of the Purchaser that is established as a bankruptcy remote special purpose entity complying with criteria substantially similar to Section 10.5 of the Loan Agreement.

“Eligible Transfer” means any sale of a Collateral Obligation by the Purchaser complying with Section 7.10 of the Loan Agreement (i) directly to an Eligible SPV Affiliate or (ii) to an Affiliate of an Eligible SPV Affiliate, which Affiliate will (directly or through one or more other transfers) sell or contribute such Collateral Obligation to such Eligible SPV Affiliate.

“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Master Participation Agreement” means the Master Participation and Assignment Agreement, dated as of the date hereof, between the Seller and the Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the sum of (i) the aggregate Principal Balance of all Collateral Obligations sold and/or contributed to the Purchaser by the Seller hereunder prior to such date plus (ii) the aggregate Principal Balance of all Collateral Obligations acquired by the Purchaser other than from the Seller prior to such date, in each case calculated as of the date of the Purchaser’s acquisition thereof, minus (b) the aggregate Principal Balance of all Collateral Obligations repurchased or substituted by the Seller (other than pursuant to an Eligible Excluded Transfer) prior to such date.

“Participated Collateral Obligation” means any Collateral Obligation included in the Initial Conveyance from the Seller to the Purchaser which does not settle into the Purchaser on the date hereof because one or more approvals or acceptances under the related Underlying Instruments remain pending.  For the avoidance of doubt, except as otherwise expressly stated herein, each Participated Collateral Obligation shall also be deemed a Transferred Collateral Obligation hereunder.

“Participation Interest” means an undivided 100% participation interest granted by the Seller to the Purchaser in a Participated Collateral Obligation pursuant to the Master Participation Agreement.  For the avoidance of doubt, upon the elevation of the transfer of a Participated Collateral Obligation to an assignment in accordance with the related Underlying Instruments, the Participation Interest therein will terminate automatically but such asset will remain a Transferred Collateral Obligation hereunder.

“Purchase Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Repurchase Limit” has the meaning set forth in Section 6.2.

“Schedule of Collateral Obligations” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means, collectively, the Transferred Collateral Obligations and, to the extent of the Seller’s interest therein, Related Security Conveyed by the Seller to the Purchaser hereunder.

“Transferred Collateral Obligations” means each Collateral Obligation Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Obligations” has the meaning set forth in Section 6.1.

SECTION 1.2                     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3                     Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4                     Interpretation.

(a)                                 Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Loan Agreement or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b)                                 Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Loan Agreement or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c)                                  The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d)                                 Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(e)                                  Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

(f)                                   Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry consistent with the inquiry.

(g)                                  Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Facility Agent in its reasonable discretion.

(h)                                 For purposes of this Agreement, references to any party hereto includes its successors and permitted assigns.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1                     Conveyances.

(a)                                 On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to (i) Convey to the Purchaser, without recourse except to the extent specifically provided herein, on the Effective Date, and the Purchaser agrees to purchase or receive as a contribution, as applicable, from the Seller on the Effective Date (the “Initial Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) or (y) in the case of any Participated Collateral Obligation, a Participation Interest in all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located), in each case, in and to each Collateral Obligation listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Collateral Obligations”) (the Schedule of Collateral Obligations, as amended, supplemented, updated or otherwise modified shall become part of the Schedule of Collateral Obligations attached to the Loan Agreement) identifying the Transferred Assets proposed to be Conveyed, together with all other Related Security and all proceeds of the foregoing but excluding the Retained Interests (if any) and Excluded Amounts (if any) for such Collateral Obligation.

(b)                                 In the event the Purchaser agrees, from time to time after the Effective Date, to acquire additional Collateral Obligations (including Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Facility Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to the Schedule of Collateral Obligations identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall purchase or receive, as applicable, on the applicable Subsequent Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Collateral Obligation then reported by the Seller on the Schedule of Collateral Obligations attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing.

(c)                                  It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser (or with respect to the Participated Collateral Obligations, a Participation Interest in such Transferred Assets), other than for tax purposes. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other Applicable Law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.

The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.

(d)                                 In connection with the Initial Conveyance, the Seller agrees to file on or prior to the Effective Date (unless the Facility Agent has done so on behalf of the Seller and the Purchaser), at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed or to be Conveyed by the Seller hereunder within one (1) Business Day of the Effective Date meeting the requirements of applicable law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(e)                                  The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute (if necessary) and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its records noting the purchase by the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the Loan Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets.  Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f)                                   Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Collateral Obligation hereunder, the Purchaser has no rights to or claim of benefit from any Collateral Obligation (or any interest therein) owned by the Seller.

SECTION 2.2                     Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-Tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees and disbursements, but excluding Taxes (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any acts or omissions of the Seller and relating to this Agreement and the transactions contemplated hereby, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to any applicable Obligor’s creditworthiness, (b) Indemnified

Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset or (d) indirect, consequential, punitive, exemplary or special damages.

SECTION 2.3                     Assignment Agreements; Administrative Convenience.

It is the intention of the parties that this Agreement shall supplement each assignment agreement required to be executed under any Underlying Instrument relating to the Transferred Assets, and that whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under each applicable Underlying Instrument and without replacing or superseding such assignment agreement.  If (a) there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any assignment agreement, on the other hand, such assignment agreement shall control and prevail to the extent any such conflict or inconsistency would invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of this Agreement or the remaining provisions of this Agreement, or (b) any provision of this Agreement would conflict with the Underlying Instrument applicable to any Transferred Asset in a manner that would invalidate the sale, transfer and assignment contemplated hereby, such Underlying Instrument shall be controlling as to such provision without invalidating the remainder of such provision or the remaining provisions of this Agreement.

The Seller and the Purchaser acknowledge and agree that, solely for  administrative convenience, the Seller may direct that a Collateral Obligation be titled directly into the  name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any  original promissory note, any chain of indorsement) required to be executed and delivered in connection with (a) the acquisition of a Collateral Obligation as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Collateral Obligation in accordance with the terms of the related Underlying Instruments may reflect that the Seller (or any affiliate thereof or any third party from whom the Seller may purchase a Collateral Obligation) is assigning such Collateral Obligation directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of indorsement) shall be deemed to impair the transfers of the related Collateral Obligation by the Seller to the Purchaser in accordance with the terms of this Agreement.  The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related Underlying Instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase such Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1                     Purchase Price.  The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

SECTION 3.2                     Payment of Purchase Price.  The Purchase Price shall be paid on the related Purchase Date (or if later, upon settlement into the Purchaser, provided that the Purchase Price for the Participation Interests shall be paid on the Effective Date in accordance with the Master Participation Agreement) (a) first, by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Collateral Obligations to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collections Account utilized for a Reinvestment pursuant to Section 8.3(b) of the Loan Agreement and (b) second, to the extent not paid in cash, by the Seller making a capital contribution to the Purchaser in an amount equal to the unpaid portion of the Purchase Price not paid in cash.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1                     Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a)                                 Organization and Good Standing. The Seller is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets and (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b)                                 Power and Authority. The Seller has the power, authority and legal right to acquire, own, pledge, mortgage, operate and Convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c)                                  Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any respect under (A) its Constituent Documents, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Permitted Liens and Liens created pursuant to this Agreement or any other Transaction Document).

(d)                                 Execution and Delivery. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e)                                  Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement or any of the other Transaction Documents to which it is a party, (ii) for the perfection of or the exercise by each of the Purchaser and the Facility Agent of any of its rights or remedies under the Loan Agreement or hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A)  consents, notices, filings and other actions which have been obtained or made (or which will be obtained or made substantially contemporaneously with the Effective Date or, in the case of financing statements, as provided in Section 2.1(d)) and continuation statements and renewals in respect thereof or (B) where the lack of such consent, notice, filing or other action would not have a material adverse effect on its ability to perform its obligations hereunder and under the Transaction Documents to which it is a party.

(f)                                   Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) implied covenants of good faith and fair dealing.

(g)                                  No Litigation. There are no proceedings or investigations pending or, to its knowledge, threatened against the Seller, before any court or Official Body having jurisdiction over it or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (iv) that would reasonably be expected to have a material adverse effect on any of the Transferred Assets or (v) seeking to impose any excise, franchise, transfer or similar Tax upon the Conveyance of the Transferred Assets hereunder.

(h)                                 Legal Compliance. The Seller has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Transferred Assets.

(i)                                     Tax Status. The Seller has timely filed all material Tax returns required to be filed by it and has paid all material Taxes due and payable by it and any material assessments made against it or any of its property (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller).  It is not liable for material Taxes payable by any other Person. No Lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any material Tax, assessment or other governmental charge, other than a Permitted Lien.

(j)                                    Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(k)                                 Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates a valid and continuing Lien on the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest will, upon the filing of the financing statements referred to in Section 2.1(d), be validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by the filing of a UCC financing statement under such Article), and is enforceable as such against creditors of and purchasers from the Purchaser; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; with respect to Transferred Assets that constitute Security Entitlements (i) all of such Security Entitlements have been credited to the Collection Account and the Securities Intermediary has agreed to treat all assets credited to the Collection Account as Financial Assets, (ii) all steps necessary to enable the Collateral Agent to obtain Control with respect to the Collection Account have been taken and (iii) the Collection Account is not in the name of any Person other than the Purchaser, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Purchaser has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control

(as defined in the Account Control Agreement), the Purchaser (or the Servicer on its behalf) may cause cash in the Collection Account to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with the Loan Agreement; all Accounts constitute Securities Accounts; the Seller owns and has good and marketable title to the Transferred Assets purchased by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); the Seller has received (or will have received, upon settlement) all consents and approvals required by the terms of any Collateral Obligation to the sale and granting of a security interest in the Collateral Obligations hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Collateral Custodian; the Seller has received, or subject to the delivery requirements contained the Loan Agreement will receive, a written acknowledgment from the Collateral Agent that the Collateral Agent or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise Conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; with respect to a Transferred Asset that constitutes a Certificated Security, such Certificated Security has been delivered to the Collateral Agent, as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties.

(l)                                     Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Collateral Obligation Conveyed hereunder, the Seller Conveyed such Transferred Collateral Obligation to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value or, to the extent that the fair market value of any Transferred Collateral Obligation exceeds the amount of any such payment so received by the Seller from the Purchaser, the Seller has made a capital contribution to the Purchaser of such  portion of such Transferred Collateral Obligation. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale or contribution is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder.  In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(m)                             Eligibility of Transferred Collateral Obligations.  Each Transferred Collateral Obligation Conveyed hereunder is, at the time of such Conveyance, an Eligible

Collateral Obligation. At the time of such Conveyance, no event has occurred and is continuing which would reasonably be expected to affect the collectibility of such Transferred Collateral Obligation or cause it not to be paid in full.  As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Collateral Obligations and other Transferred Assets hereunder as of such Purchase Date.

(n)                                 Adequate Capitalization; No Insolvency. The Seller is not the subject of any Insolvency Event. The Seller is adequately capitalized and solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Transaction Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(o)                                 True Sale. Each Transferred Collateral Obligation Conveyed hereunder shall have been Conveyed by the Seller to the Purchaser in a “true sale” or a “true contribution” (in each case, other than for Tax purposes).

(p)                                 True and Complete Information. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Agent or the Facility Agent in connection with the Loan Agreement or any transaction contemplated thereby (x) is and will be (when taken as a whole) true and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading as of the date furnished (or earlier date specified therein) or (y) to the extent not prepared by or under the direction of the Seller or the Servicer, is and will be (when taken as a whole) true and correct and does not omit to state a material fact necessary to make the statements contained therein not misleading as of the date furnished (or earlier date specified therein) to the knowledge of the Seller.

(q)                                 Selection Procedures.  In selecting the Transferred Assets, no selection procedures were employed which are intended to be adverse to the interests of any Agent or any Lender.

(r)                                    Investment Company Status. The Seller is regulated as a business development company under the Investment Company Act.

(s)                                   Payment in Full.  The Seller has no actual knowledge of any fact which leads it or should have led a reasonable person to expect that any payments on any Transferred Asset at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (i) the performance by the Seller of its obligations under this Agreement or any of the Transaction Documents, (ii) the validity or enforceability of this Agreement or any of the Transaction Documents, or (iii) the Transferred Assets or the interests of the Seller therein.

(t)                                    Representations and Warranties True and Correct. Each of the representations and warranties of the Seller contained in the Transaction Documents (other than this Agreement) is true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Purchaser, the Lenders and the Facility Agent, as if the same were set forth in full in this Agreement.

(u)                                 No Servicer Default; Unmatured Event of Default; Event of Default. No Servicer Default, Unmatured Event of Default or Event of Default has occurred and is continuing that resulted from any action or inaction of the Seller.

(v)                                 No Brokers or Finders.  No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(w)                               Restricted Payments.  The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Section 10.16 of the Loan Agreement.

(x)                                 Special Purpose Entity.  Other than for tax purposes, the Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof (other than for tax purposes), and the Seller hereby acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller (other than for tax purposes).  Therefore, other than for tax purposes, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Facility Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (in each case, other than for tax purposes).

(y)                                 Transferred Assets. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Assets hereunder as of such Purchase Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct as of the related Purchase Date.

(z)                                  Set-Off, etc.  No Transferred Assets have been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or by the Obligor thereof, and no Transferred Assets are subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Asset or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Assets  that occurred prior to the approval of such Loan by the Facility Agent pursuant to the Underlying Instruments or otherwise permitted or not prohibited under the Transaction Documents and in accordance with the Servicing Standard.

(aa)                          No Fraud.  Each Collateral Obligation that was originated by the Seller was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related Obligor.

(bb)                          Price of Collateral Obligations.  The Purchase Price for each Collateral Obligation Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Obligation as of the time of Conveyance hereunder, as may have changed from the time such Collateral Obligation was originally acquired or originated by the Seller.

(cc)                            [Reserved].

(dd)                          Exchange Act Compliance; Regulations T, U and X.  None of the transactions contemplated herein or the other Transaction Documents (including, without limitation, the use of the Proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the FRS Board;

(ee)                            No Injunctions.  No injunction, writ, restraining order or other order of any nature materially adversely affects the Seller’s performance of its obligations under this Agreement or any other Transaction Document to which the Seller is a party.

(ff)                              Allocation of Charges.  There is not any agreement or understanding between the Seller and the Purchaser (other than as expressly set forth in the Loan Agreement or as consented to by the Facility Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

(gg)                            Mergers.  Except as otherwise permitted by the Loan Agreement, the Seller shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Seller shall be allowed to consummate any of the foregoing transactions so long as the Seller remains the surviving entity of such transaction and such transaction does not result in a Change of Control.  The Seller shall give prior written notice of any merger to the Facility Agent.

(hh)                          Compliance with Sanctions. The Seller shall not knowingly, directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.

(ii)                                  Compliance with Anti-Money Laundering. The Seller shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Seller’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Seller.

SECTION 4.2                     Purchaser’s Representations and Warranties

(a)                                 Organization and Good Standing. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formed and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets and (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b)                                 Power and Authority. The Purchaser has the power, authority and legal right to acquire, own, pledge, mortgage, operate and Convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c)                                  Authorization; Contravention. The execution, delivery and performance by the Purchaser of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary limited liability company action on the part of the Purchaser, (ii) do not contravene or cause the Purchaser to be in default in any respect under (A) its Constituent Documents, (B) any contractual restriction with respect to any Indebtedness of the Purchaser or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Permitted Liens and Liens created pursuant to the Loan Agreement or any other Transaction Document).

(d)                                 Execution and Delivery. This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

(e)                                  Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Purchaser’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Purchaser of this Agreement or any of the other Transaction Documents to which it is a party, (ii) for the perfection of or the exercise by each of the Purchaser and the Facility Agent of any of its rights or remedies under the Loan Agreement or hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Purchaser does business, in each case other than (A)  consents, notices, filings and other actions which have been obtained or made (or which will be obtained or made substantially contemporaneously with the Effective Date or, in the case of financing statements, as provided in Section 10.1 of the Loan Agreement) and continuation statements and renewals in respect thereof or (B) where the lack of such consent, notice, filing or other action would not have a material adverse effect on its ability to perform its obligations hereunder and under the Transaction Documents to which it is a party.

(f)                                   Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) implied covenants of good faith and fair dealing.

(g)                                  Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Collateral Obligation Conveyed hereunder, the Seller Conveyed such Transferred Collateral Obligation to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value or, to the extent that the fair market value of any Transferred Collateral Obligation exceeds the amount of any such payment so received by the Seller from the Purchaser, the Seller has made a capital contribution to the Purchaser of such  portion of such Transferred Collateral Obligation. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale or contribution is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder.  In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(h)                                 Adequate Capitalization; No Insolvency. The Purchaser is not the subject of any Insolvency Event. The Purchaser is adequately capitalized and solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Purchaser is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Purchaser executed and delivered each of the Transaction Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(i)                                     True Sale. Each Transferred Collateral Obligation Conveyed hereunder shall have been Conveyed by the Seller to the Purchaser in a “true sale” or a “true contribution” (in each case, other than for Tax purposes).

(j)                                    Investment Company Status.  The Purchaser is not required to register as an “investment company” under the 1940 Act.

(k)                                 Price of Collateral Obligations.  The Purchase Price for each Collateral Obligation Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Obligation as of the time of Conveyance hereunder, as may have changed from the time such Collateral Obligation was originally acquired or originated by the Seller.

SECTION 4.3                     Reaffirmation of Representations and Warranties by the Seller; Notice of Breach.  On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Facility Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1                     Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a)                                 Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Transferred Collateral Obligations and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and maintain its rights and franchises in its jurisdiction of incorporation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business; (ii) continue to conduct its business as permitted under its Constituent Documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such licenses, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business.

(c)                                  Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the Business Day following the date such Collections are received by Seller.

(d)                                 Books and Records. The Seller shall keep proper books of record and account in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e)                                  Accounting of Purchases. Other than for Tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that, for federal income Tax purposes, the Purchaser is treated as an entity disregarded as separate from the Seller within the meaning of Treasury Regulation Section 3.01.7701-3(b)(ii) and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f)                                   Taxes.  The Seller will file on a timely basis all material Tax returns required to be filed and will pay all federal Taxes due and payable by it or any material assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(g)                                  ERISA.  The Seller shall give the Facility Agent and each Lender prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(h)                                 Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens.  For the avoidance of doubt, this Section 5.1(h) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(i)                                     Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Facility Agent on behalf of the Seller) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(j)                                    Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for Tax purposes) in any manner other than as a true sale, contribution or absolute assignment of (or in the case of the Participated Collateral Obligations, a sale of a Participation Interest in) the title to and sole record and beneficial ownership interest of the Transferred Collateral Obligations Conveyed or purported to be Conveyed hereunder; provided that, the Seller may consolidate with the

Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(k)                                 Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

(l)                                     Separate Identity. The Seller acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller (other than for tax purposes). Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (in each case, other than for tax purposes). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 10.5 of the Loan Agreement; provided, that the Seller does not hereby agree to maintain the solvency of the Purchaser.

(m)                             Proceedings.  The Seller shall furnish to the Facility Agent, promptly and in any event within three (3) Business Days after any Responsible Officer of the Seller receives notice or obtains actual knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Transferred Assets, the Transaction Documents, the Collateral Agent’s interest in the Transferred Assets or the Seller, in each case which could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

WARRANTY LOANS; REPURCHASE LIMIT

SECTION 6.1                     Warranty Collateral Obligations.

The Seller agrees that, with respect to any Transferred Collateral Obligation, in the event of a breach of any representation or warranty or covenant applicable to such Transferred Asset set forth in Article IV or Article V, in each case as of the Purchase Date with respect thereto (each such Transferred Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a Responsible Officer of the Seller and (y) receipt by a Responsible Officer of the Seller of written notice thereof given by the Facility Agent, the Seller shall either (a) make a capital contribution to the Purchaser and the Purchaser shall repay Advances outstanding in an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the representations and warranties in Article IV and the covenants in Article V with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects)” with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had been Conveyed to the Purchaser on such day or if the aggregate principal amount of all Advances outstanding do not exceed the Borrowing Base, the Maximum Availability or the Facility Amount.  The classification of a Collateral Obligation as a Warranty Collateral Obligation shall be based upon whether such Collateral Obligation was in breach or material breach, as applicable, of any representation, warranty, undertaking or covenant set forth above as of the related Purchase Date and not, for the avoidance of doubt, based on an Obligor’s financial inability to pay absent any such breach.

SECTION 6.2                     Limitation on Sales to Seller and Affiliates. At all times, the aggregate Principal Balance of all Collateral Obligations sold or contributed hereunder that (a) have been repurchased by the Purchaser or (b) purchased by any Affiliate of the Purchaser (other than an Eligible Excluded Transfer) may not exceed an amount equal to 15% of the Net Purchased Loan Balance.  The foregoing provisions in this paragraph constitute the “Repurchase Limit”.

SECTION 6.3                     Dilutions, Etc. The Seller agrees that if, on any day following the Revolving Period, the Principal Balance of a Transferred Collateral Obligation that has been sold by the Seller hereunder is either reduced or adjusted as a result of any valid setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Transferred Collateral Obligation in the amount of such setoff and shall, within two (2) Business Days, pay to the Collection Account in immediately available funds an amount equal to such setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1                     Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a)                                 All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such Purchase Date;

(b)                                 All information concerning the Transferred Assets provided to the Purchaser and the Facility Agent shall be true and correct, when taken as a whole, in all material respects as of such Purchase Date; provided that, with respect to written or electronic information furnished by the Seller that was provided to the Seller from or in respect of an Obligor with respect to a Transferred Asset, such information need only be true and correct in all material respects to the knowledge of the Seller;

(c)                                  The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

(d)                                 The Seller shall have either filed or caused to be filed or authorized the Collateral Agent to file (on behalf of the Seller or the Purchaser) the financing statement(s) required to be filed pursuant to Section 2.1(d); and

(e)                                  All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1                     Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Facility Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2                     Governing Law: Submission to Jurisdiction.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)                                 Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3                     Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)                                 in the case of the Purchaser:

New Mountain Finance DB, L.L.C.
787 Seventh Avenue, 49th Floor

New York, NY 10019
Attention:  Shiraz Y. Kajee
Telephone: (212) 655-0194

Facsimile: (212) 582-2277
Email:  skajee@newmountaincapital.com

in the case of the Seller:

New Mountain Finance Corporation

787 Seventh Avenue, 49th Floor

New York, NY 10019
Attention:  Shiraz Y. Kajee
Telephone: (212) 655-0194

Facsimile: (212) 582-2277
Email:  skajee@newmountaincapital.com

(in each case, with a copy to the Facility Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4                     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5                     Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the

Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.  Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Facility Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

SECTION 8.6                     Further Assurances.

(a)                                 The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral Obligations for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b)                                 The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c)                                  The Seller shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

SECTION 8.7                     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Facility Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8                     Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 8.9                     Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Facility Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

SECTION 8.10              Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 8.11              Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

NEW MOUNTAIN FINANCE CORPORATION, as Seller

By:
Name:
Title:

NEW MOUNTAIN FINANCE DB, L.L.C., as Purchaser

By:
Name:
Title:

1

Schedule A

SCHEDULE OF COLLATERAL OBLIGATIONS

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:                             Deutsche Bank AG, New York Branch
60 Wall Street
New York, New York 10005
Attention:  Asset Finance Department
Facsimile No.: 212-797-5160

Re:                             Purchase Notice for Conveyance
Date of               , 20

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of December 14, 2018 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between NEW MOUNTAIN FINANCE DB, L.L.C., as purchaser (the “Purchaser”), and NEW MOUNTAIN FINANCE CORPORATION, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Obligations listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the cash portion of the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct at such time as if then made, it will, upon obtaining knowledge thereof, immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this     day of         , 20  .

It is understood and acknowledged that the undersigned is executing this Purchase Notice not in an individual capacity but solely as an officer of the Seller and is without any personal liability as to the matters contained in this Purchase Notice.

Very truly yours,

NEW MOUNTAIN FINANCE CORPORATION

By:
Name:
Title:

Wire Instructions
Bank: ABA:
Account Name:
Account Number:
For further credit to account:

Schedule of Collateral Obligations